AMENDMENT TO EMPLOYMENT AGREEMENT

     Amendment dated as of July 25, 1996 (Amendment) to Employment Agreement dated as of November 1, 1994 (Employment Agreement) between American Stores Company, a Delaware corporation (Company) and <firstname> <middle> <lastname> (Executive). The Company and Executive are collectively referred to as the Parties, and individually as a Party.

     WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement;

     NOW THEREFORE, in consideration of the premises and their mutual agreements hereinafter set forth, the Parties hereto agree as follows:

1. Section II-A of the Employment Agreement is hereby amended to read as follows:

     `II-A. The term of this Agreement shall expire on November 1, 2000, provided, that the term shall be automatically extended for subsequent one-year terms until terminated by written notice given by the Company at least two years prior to the end of the term, or until terminated as described below.''

2. Section IX-C of the Employment Agreement is hereby amended to read as follows:

     `IX-C. If Company terminates Executive's employment without cause or Executive terminates employment because of Company's breach of a material provision of this Agreement, the Company shall pay to the Executive in a lump sum in cash within 30 days after the effective date of termination the aggregate of the following amounts:

          1. the sum of (i) the Executive's annual base salary through the date of termination to the extent not theretofore paid and (ii) the prorated portion of Executive's bonus that has been earned (despite any contrary provision in the then-existing bonus plan), and a lump sum payment equal to the value of premiums for COBRA coverage that is available to the Executive; and

          2.  the amount equal to the product of (i) three and (ii) the sum of
(x) the Executive's annual base salary and (y) the Executive's target bonus for the current year under the Company's annual and long term incentive plans.

If the Company had relocated Executive within twelve (12) months prior to the date of termination under this Section IX-C, Company will relocate Executive within the continental United States pursuant to the Company's relocation policy; provided that Executive's relocation move is completed within twelve
(12) months from the date of termination. If the Executive's employment terminates under Section IX-C, benefits under SLRRP shall be calculated as though the Executive completed ten (10) years of service; all of the provisions of Section VI-B of this Agreement shall continue to have full force and effect; and the provisions of Section VIII-B3 ( the covenant not to compete for one year following termination of employment) shall thereupon have no force or effect. Notwithstanding the foregoing, all of the other provisions of Sections VI and VII hereof shall remain effective. The foregoing payments and benefits shall be in lieu of any payments to which Executive might otherwise be entitled to under the American Stores Termination Allowance Plan or any other contract or arrangement providing for salary or bonus upon termination (excluding, for this purpose, the Company's Key Executive Stock Purchase Incentive Plan).''

3. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement of the subject matter hereof and may not be amended unless by a written agreement signed by the Parties.

4.  This Amendment is made in and is governed by the laws of the State of Utah.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

                                                         AMERICAN STORES COMPANY



                                                  By:
                                                      --------------------------

                                                Name:
                                                      --------------------------

                                               Title:
                                                      --------------------------




                                                                       EXECUTIVE


                                                 <firstname> <middle> <lastname>



Schedule of Officers Entering Into Amendment

David L. Maher
Kent T. Anderson
Teresa Beck
James R. Clark
Robert P. Hermanns
Stephen L. Mannschreck
Kathleen E. McDermott
Francis J. Raucci
Martin A. Scholtens
Don L. Skaggs
James C. Horn
D. B. Holt
Richard L. Davis
Roger Wilhelm
Arlyn White